                            SCHEDULE 14A INFORMATION
                                 Proxy Statement
        Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]     Preliminary Proxy Statement
[ ]     Definitive Proxy Statement
[X]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

         TACTICAL GROWTH AND INCOME STOCK ACCOUNT FOR VARIABLE ANNUITIES
                   [DIFFERENT COVER FOR EACH SEPARATE ACCOUNT]
                   -------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (check the appropriate box):
[x]     No fee required
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        1)      Title of each class of securities to which transaction applies:
        2)      Aggregate number of securities to which transaction applies:
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):
        4)      Proposed maximum aggregate value of transaction:
        5)      Total fee paid:
[ ]     Fee paid previously with preliminary materials.
[ ]     Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        1)      Amount previously paid:
        2)      Form, Schedule or Registration Statement No.:
        3)      Filing Party:
        4)      Date Filed: _____________

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                         THE TRAVELERS INSURANCE COMPANY
                   ONE CITYPLACE, HARTFORD, CONNECTICUT 06103

October 12, 2005

Dear Contract Owner:

We are writing to remind you that as owner of units of the TACTICAL GROWTH AND INCOME STOCK ACCOUNT FOR VARIABLE ANNUITIES, the TACTICAL SHORT-TERM BOND ACCOUNT FOR VARIABLE ANNUITIES or the TACTICAL AGGRESSIVE STOCK ACCOUNT FOR VARIABLE ANNUITIES (EACH AN "ACCOUNT" AND, COLLECTIVELY, "THE ACCOUNTS") within your variable annuity contract, you are being asked:

1. To approve a new investment advisory agreement between each Account and Travelers Asset Management International Company LLC ("TAMIC").

2. To approve a new subadvisory agreement for each Account between TAMIC and TIMCO Asset Management Inc.

3. To approve a proposal with respect to the future operation of each Account whereby TAMIC may enter into new or amended agreements with subadvisers with respect to the Account without obtaining Contract Owner approval of such agreements, and to permit such subadvisers to manage the assets of the Account pursuant to such subadvisory agreements; and

4.      To elect a member of the Board of Managers.

A Special Meeting of contract owners to approve these proposals will be held at One Cityplace, 19th floor in Hartford, Connecticut 06103 at 9:00AM (Eastern
Time) on October 31, 2005.

TIME IS RUNNING OUT and so we encourage you to VOTE NOW on these important issues. Please take the time to cast your vote in favor of the proposals. To vote, you may use any of the following methods:

..       BY MAIL. Please complete, sign, date and return the proxy card(s) in the enclosed postage-paid envelope.

..       BY TELEPHONE. Call 1-800-690-6903 and follow the simple instructions.
        Have your proxy card ready.

..       BY INTERNET. Go to www.proxyvote.com and follow the on-line instructions. Have your proxy card ready.

                       DON'T HESITATE. PLEASE VOTE TODAY!

The Board of Managers of the Accounts (the "Board") has determined that approval of the proposals is IN THE BEST INTERESTS OF EACH ACCOUNT'S CONTRACT OWNERS and recommends that you vote FOR the proposals.

For more information regarding the proposals, please refer to the Proxy Statement previously mailed to you. If you would like another copy, please call 1-800-842-9368.

For your convenience, we have enclosed a new Proxy Card(s) that you may use to cast your votes. Simply execute and return the new Proxy Card in the postage-prepaid envelope.

NEED A PEN? Just look in the envelope. The pen is yours to keep, compliments of MetLife.

As the date of the Special Meeting moves closer, if we still have not received your vote, you may receive a telephone call asking you to exercise your right to vote. MIS-ADP has been retained by MetLife to make follow-up phone calls to help secure the remaining votes needed for this voting campaign. By promptly casting your vote, you will help reduce proxy costs and eliminate follow-up phone calls or mailings.

Thank you in advance for your participation.

                        THE TRAVELERS INSURANCE COMPANY
                   ONE CITYPLACE, HARTFORD, CONNECTICUT 06103

October 12, 2005

Dear Contract Owner:

We are writing to remind you that as owner of units of the TACTICAL GROWTH AND INCOME STOCK ACCOUNT FOR VARIABLE ANNUITIES, the TACTICAL SHORT-TERM BOND ACCOUNT FOR VARIABLE ANNUITIES or the TACTICAL AGGRESSIVE STOCK ACCOUNT FOR VARIABLE ANNUITIES (EACH AN "ACCOUNT" AND, COLLECTIVELY, "THE ACCOUNTS") within your variable annuity contract, you are being asked:

1. To approve a new investment advisory agreement between each Account and Travelers Asset Management International Company LLC ("TAMIC").

2. To approve a new subadvisory agreement for each Account between TAMIC and TIMCO Asset Management Inc.

3. To approve a proposal with respect to the future operation of each Account whereby TAMIC may enter into new or amended agreements with subadvisers with respect to the Account without obtaining Contract Owner approval of such agreements, and to permit such subadvisers to manage the assets of the Account pursuant to such subadvisory agreements; and

4.      To elect a member of the Board of Managers.

A Special Meeting of contract owners to approve these proposals will be held at One Cityplace, 19th floor in Hartford, Connecticut 06103 at 9:00AM (Eastern
Time) on October 31, 2005.

TIME IS RUNNING OUT and so we encourage you to VOTE NOW on these important issues. Please take the time to cast your vote in favor of the proposals. To vote, you may use any of the following methods:

..       BY MAIL. Please complete, sign, date and return the proxy card(s) in the enclosed postage-paid envelope.

..       BY TELEPHONE. Call 1-800-690-6903 and follow the simple instructions.
        Have your proxy card ready.

..       BY INTERNET. Go to www.proxyvote.com and follow the on-line instructions. Have your proxy card ready.

                     DON'T HESITATE. PLEASE VOTE TODAY!

The Board of Managers of the Accounts (the "Board") has determined that approval of the proposals is IN THE BEST INTERESTS OF EACH ACCOUNT'S CONTRACT OWNERS and recommends that you vote FOR the proposals.

For more information regarding the proposals, please refer to the Proxy Statement previously mailed to you. If you would like another copy, please call 1-800-842-9368.

For your convenience, we have enclosed a new Proxy Card(s) that you may use to cast your votes. Simply execute and return the new Proxy Card in the postage-prepaid envelope.

As the date of the Special Meeting moves closer, if we still have not received your vote, you may receive a telephone call asking you to exercise your right to vote. MIS-ADP has been retained by MetLife to make follow-up phone calls to help secure the remaining votes needed for this voting campaign. By promptly casting your vote, you will help reduce proxy costs and eliminate follow-up phone calls or mailings.

Thank you in advance for your participation.